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                                                                   Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement-Prospectus of ICG Communications, Inc. for the registration of 11,866,388 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1997, with respect to the consolidated financial statements of NETCOM On-Line Communication Services, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

San Jose, California
November 6, 1997